Exhibit 99.1
                                                                    ------------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of InterOil Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED:  November 22, 2006

                                  DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                  By: /s/ Gerald Kerner
                                      ------------------------------------------
                                      Name:   Gerald Kerner
                                      Title:  Managing Director


                                  STANLEY F. DRUCKENMILLER


                                  By: /s/ Gerald Kerner
                                      ------------------------------------------
                                      Name:   Gerald Kerner
                                      Title:  Attorney-in-Fact


                                  WINDMILL MASTER FUND L.P.

                                  By:  Duquesne Capital Management, L.L.C.,
                                       its investment manager


                                  By: /s/ Gerald Kerner
                                      ------------------------------------------
                                      Name:   Gerald Kerner
                                      Title:  Managing Director




                     [JOINT FILING AGREEMENT OF SCHEDULE 13G
                      WITH RESPECT TO INTEROIL CORPORATION]